EXHIBIT 23.1

PROQUEST PROFIT SHARING RETIREMENT PLAN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-99982, 333-48425, 333-58293 and 333-93099 on Form S-8 of ProQuest Company of our report dated June 27, 2007 appearing in this Annual Report on Form 11-K of ProQuest Profit Sharing Retirement Plan for the year ended December 31, 2006.

Crowe Chizek and Company LLC

South Bend, Indiana

June 27, 2007

*	Party-in-interest investment, but not prohibited by ERISA

#	Investments are participant directed, therefore, historical cost information is not required